SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1933

April 1, 2004

Date of Report (date of earliest event reported)

Occam Networks, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-30741	77-0442752
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

77 Robin Hill Road

Santa Barbara, California 93117

(Address of principal executive offices)

(805) 692-2900

(Registrant’s telephone number, including area code)

ITEM 5.	OTHER EVENTS

Announcement of closing of preferred stock financing

On November 18, 2003, a special committee of the board of directors of Occam Networks, Inc. authorized a new series of preferred stock to be designated as our series A-2 preferred stock. The special committee designated 3,000,000 shares as series A-2 preferred, and we filed a Certificate of Designation of series A-2 preferred stock with the Secretary of State of Delaware on November 19, 2003. From November 2003 to March 10, 2004, we sold 2,070,910 shares of series A-2 preferred stock for aggregate proceeds of $20.7 million. On April 1, 2004, we completed the final closing of the private placement portion of our series A-2 preferred stock financing with the investment of approximately $1.5 million by investment funds associated with US Venture Partners (USVP) and Norwest Venture Partners. We announced the final closing and the additional investment in a press release issued on April 2, 2004. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Of the $22.2 million in aggregate proceeds raised in the private placement, we received $11.9 million from investment funds affiliated with USVP, $3.5 million from investment funds affiliated with Norwest, and $2.0 million from investment funds affiliated with New Enterprise Associates. Each of these funds was previously an investor in Occam, and representatives of these funds serve as directors of Occam. In addition, we raised $4.0 million from an investment by Alta Partners, which had not previously invested in Occam.

The series A-2 preferred stock issued to USVP and Norwest at the final closing was issued on the same terms, including pricing, as previously disclosed. All shares of series A-2 preferred stock were issued at a price of $10.00 per share and are convertible into shares of common stock at a conversion price of $0.11. The rights, preferences, and privileges of our series A-2 preferred stock are described in the Current Reports on Form 8-K that we filed with the Securities and Exchange Commission on November 21, 2003 and March 12, 2004, in each case with all attached exhibits.

Purchase agreement amendment; termination of convertible note negotiations; decrease of Alta Warrants

In connection with the sale of additional shares of series A-2 preferred stock to USVP and Norwest, we amended the Series A-2 Preferred Stock Purchase Agreement dated November 19, 2003, which we had previously amended on March 8, 2004 in connection with Alta’s investment. Amendment No. 2 to the stock purchase agreement, dated as of April 1, 2004, is filed as Exhibit 4.11 to this Current Report on Form 8-K.

The principal changes affected by the second amendment were to increase the number of shares of series A-2 preferred stock we could issue under the purchase agreement by a sufficient number of shares to permit the additional sales to USVP and Norwest and to terminate provisions included in the March 8, 2004 amendment relating to obtaining commitments to purchase our convertible notes. As disclosed in our Current Report on Form 8-K filed on March 12, 2004, in connection with the issuance of series A-2 preferred stock to Alta Partners, our existing investors and Alta agreed to negotiate with Occam concerning providing commitments to purchase convertible promissory notes of Occam. The recent additional equity investments from USVP and Norwest were made in lieu of the convertible note agreements. The provisions of the first amendment relating to the convertible notes have been terminated, and we do not currently anticipate entering into any agreement with our existing investors with respect to the convertible promissory notes.

As previously disclosed in our Current Report on Form 8-K that we filed with the Securities and Exchange Commission on March 12, 2004, we issued warrants on March 8, 2004 to investment funds affiliated with Alta Partners to acquire up to $3.8 million of Series A-2 Preferred, subject to various conditions, including potential reductions in the $3.8 million based on our ability to obtain additional financing. As a result of the $1.5 million investment from USVP and Norwest, the amount currently subject to the Alta warrants has been reduced to approximately $2.3 million.

Ownership of our capital stock

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock immediately prior to the initial closing of the Series A-2 preferred stock financing on November 19, 2003, as compared to beneficial ownership immediately following the final closing on April 1, 2004, assuming that the 2,224,110 currently outstanding shares of series A-2 preferred stock are converted into common stock. Based on the current $0.11 conversion price, 2,224,110 shares of series A-2 preferred stock will be convertible into approximately 202,191,838 shares of common stock upon stockholder approval of the increase in our authorized shares of common stock as described in our previously filed Current Reports on Form 8-K. The table also reflects ownership of the series A-2 preferred stock as a separate class. The table reflects beneficial ownership for the following persons and classes of persons:

•	each person who is the beneficial owner of 5% or more of the outstanding shares of our common stock or series A-2 preferred stock;

•	each director of Occam;

•	each executive officer named in the compensation table in Part III of our Annual Report on Form 10-K as filed with the SEC on March 30, 2004; and

•	all current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable. In computing the number of shares of common stock beneficially owned, shares subject to options or warrants held by a stockholder that are exercisable within sixty days of April 1, 2004 are deemed outstanding for the purpose of determining the percentage ownership of that stockholder. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other stockholder. The outstanding warrant to acquire series A-2 preferred stock held by Alta is not reflected in the table because it is not anticipated that it will become exercisable within sixty days of April 1, 2004. As of November 19, 2003, we had 266,772,592 shares of common stock and no shares of series A-2 preferred stock outstanding. As of April 1, 2004, we had 267,757,540 shares of common stock outstanding and 2,224,110 shares of series A-2 preferred stock outstanding. Assuming conversion of all outstanding series A-2 preferred stock into common stock, we had approximately 469,949,378 shares of common stock outstanding as of April 1, 2004.

	Common Stock Pre-Financing (1)			Series A Financing			As-converted Post- Financing (2)
Name of Beneficial Owner	Number of Shares Beneficially Owned Prior to the Series A-2 Financing		Percentage Beneficially Owned Prior to the Series A-2 Financing	Number of Shares of Series A-2 Preferred Purchased		Percentage Series A-2 Beneficially Owned As a Separate Class	Number of Common Shares Beneficially Owned After Conversion	Percentage of Shares Beneficially Owned after Conversion
Named Executive Officers & Directors
Directors
Robert Howard-Anderson	1,786,700		*	—		—	2,058,300	*
Howard M. Bailey	950,000		*	—		—	1,150,000	*
Pete S. Patel	1,100,355		*	—		—	1,156,627	*
Mark Rumer	6,730,457		2.5%	—		—	6,795,515	1.4%
Russell J. Sharer	975,136		*	—		—	1,023,603	*
Arthur L. Schultz	395,833		*	—		—	395,833	*
Steven M. Krausz	84,833,228	(3)	31.7%	1,190,910	(6)	53.5%	193,097,784	41.1%
Thomas C. McConnell	49,656,602	(4)	18.5%	200,000	(7)	9.0%	67,838,420	14.4%
Robert B. Abbott	38,754,035	(5)	14.5%	353,200	(8)	15.9%	70,863,129	15.1%
Tom Frederick	—		—	—		—	150,000	*
All current directors and executive officers as a group (8 persons) (6)	146,032,478		54.7%	1,744,110		78.4%	344,133,380	73.2%

5% Stockholders
Alta Partners One Embarcadero Center, Suite 4050 San Francisco, CA 94111	—		—	400,000	(9)	18.0%	36,363,636	7.7%
U.S. Venture Partners 2735 Sand Hill Road Menlo Park, CA 94025	84,763,228	(10)	31.7%	1,190,910	(13)	53.5%	193,027,784	41.1%
New Enterprise Associates 2490 Sand Hill Road Menlo Park, CA 94025	49,606,602	(11)	18.5%	200,000	(14)	9.0%	67,788,420	14.4%
Norwest Venture Partners 525 University Avenue, Suite 800 Palo Alto, CA 94301	38,704,035	(12)	14.5%	353,200	(15)	15.9%	70,813,129	15.1%

*	Represents less than 1% of the total shares.
(1)	Based on outstanding shares of Common Stock as of November 19, 2003, and includes, for each individual listed, any options to acquire shares of common stock that were exercisable within 60 days after November 19, 2003.
(2)	Based on outstanding shares of common stock, assuming conversion of all outstanding series A-2 preferred stock, and includes options and warrants to acquire shares of common stock held by the named individual or entity, and all executive officers as a group, that were exercisable within 60 days after April 1, 2004. Assumed conversion ratio for conversion of series A-2 preferred stock into common stock is 90.9091 shares of Common Stock for each issued and outstanding share of series A-2 preferred stock. Applicable conversion ratio is subject to adjustment as described in our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 21, 2003 and the Certificate of Designation of the series A-2 preferred stock filed as Exhibit 4.4 of such Form 8-K.
(3)	Includes (a) 10,326,428 shares held by U.S. Venture Partners V, L.P. (“USVP V”); (b) 573,665 shares held by USVP V International, L.P. (“V Int’l”); (c) 321,292 shares held by 2180 Associates Fund V, L.P. (“2180 V”); (d) 252,449 shares held by USVP V Entrepreneur Partners, L.P. (“EP V”); (e) 70,271,575 shares held by U.S. Venture Partners VII, L.P. (“USVP VII”); (f) 1,464,015 shares held by 2180 Associates Fund VII, L.P. (“2180 VII”); (g) 731,968 shares held by USVP Entrepreneur Partners VII-A L.P. (“EP VII-A”); and (h) 731,968 shares held by USVP Entrepreneur Partners VII-B L.P. (EP VII-B”). Mr. Krausz is a managing member of Presidio Management Group V, L.L.C. (“PMG V”) and Presidio Management Group VII, L.L.C. (PMG VII”). PMG V is the general partner of each of USVP V, V Int’l, 2180 V and EP V. PMG VII is the general partner of USVP VII. PMG V or PMG VII may be deemed to share voting and dispositive power over the shares held by each of USVP V, V Int’l, 2180 V, EP V and USVP VII, as the case may be. Accordingly, as the managing member of PMG V and PMG VII, Mr. Krausz may be deemed to share voting and dispositive power over these shares as well. Mr. Krausz disclaims beneficial interest in such shares, except as to his proportionate membership interest therein.
(4)	Includes (a) 3,233,522 shares held by NEA VII; (b) 672,110 shares held by NEA Partners VII; (c) 1,486 shares held by Presidents Partners; (d) 45,611,415 shares held by New Enterprise Associates 9, L.P. (“NEA 9”); and (e) 10,185 shares held by NEA Ventures.
(5)	Includes (a) 36,872,799 shares held by Norwest Venture Partners VIII L.P. and (b) 1,831,257 shares held by NVP Entrepreneurs Fund VIII L.P.
(6)	Includes (a) 1,048,000 shares held by USVP VII; (b) 21,833 shares held by 2180 VII; (c) 10,917 shares held by EP VII-A; (d) 10,917 shares held by EP VII-B; (e) 89,319 shares held by USVP V; (f) 4,963 shares held by V Int’l; (g) 2,778 shares held by 2180 V; and (h) 2,183 shares held by EP V. Mr. Krausz is a managing member of Presidio Management Group V, L.L.C. (“PMG V”) and Presidio Management Group VII, L.L.C. (PMG VII”). As noted in footnote 4, as the managing member of PMG V and PMG VII, Mr. Krausz may be deemed to share voting and dispositive power over these shares as well. Mr. Krausz disclaims beneficial interest in such shares, except as to his proportionate membership interest therein.
(7)	Includes 200,000 shares held by NEA 9.
(8)	Includes 336,483 shares held by Norwest Venture Partners VIII, L.P. and 16,717 shares held by NVP Entrepreneurs Fund VIII, L.P.
(9)	Includes (a) 386,934 shares held by Alta California Partners III, L.P. and (b) 13,066 shares held by Alta Embarcadero Partners III, LLC.
(10)	Includes (a) 10,326,428 shares held by USVP V; (c) 573,665 shares held by V Int’l; (c) 321,292 shares held by 2180 V; (d) 252,449 shares held by EP V; (e) 70,271,575 shares held by USVP VII; (f) 1,465,015 shares held by 2180 VII; (g) 731,968 shares held by EP VII-A; and (h) 731,968 shares held by VII-B.
(11)	Includes (a) 3,233,522 shares held by NEA VII; (b) 672,110 shares held by NEA Partners VII; (c) 1,486 shares held by Presidents Partners; (d) 45,611,415 shares held by NEA 9; and (e) 10,185 shares held by NEA Ventures.
(12)	Includes (a) 36,872,779 shares held by Norwest Venture Partners VIII L.P. and (b) 1,831,257 shares held by NVP Entrepreneurs Fund VIII L.P.

(13)	Includes (a) 1,048,000 shares held by USVP VII; (b) 21,833 shares held by 2180 VII; (c) 10,917 shares held by EP VII-A; (d) 10,917 shares held by EP VII-B; (e) 89,319 shares held by USVP V; (f) 4,963 shares held by V Int’l; (g) 2,778 shares held by 2180 V; and (h) 2,183 shares held by EP V. Mr. Krausz is a managing member of Presidio Management Group V, L.L.C. (“PMG V”) and Presidio Management Group VII, L.L.C. (PMG VII”). As noted in footnote 4, as the managing member of PMG V and PMG VII, Mr. Krausz may be deemed to share voting and dispositive power over these shares as well. Mr. Krausz disclaims beneficial interest in such shares, except as to his proportionate membership interest therein.
(14)	Includes 200,000 shares held by NEA 9.
(15)	Includes 336,483 shares held by Norwest Venture Partners VIII, L.P. and 16,717 shares held by NVP Entrepreneurs Fund VIII, L.P.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits. The following exhibits are filed with this report:

Exhibit Number	Description

4.11	Amendment No. 2, dated April 1, 2004, to Series A-2 Preferred Stock Purchase Agreement dated as of November 19, 2003 by and among Occam Networks, Inc. and the investors.

99.1	Press release of the Registrant dated April 2, 2004 regarding the closing of the series A-2 preferred stock financing.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 9, 2004

OCCAM NETWORKS, INC.

By:	/s/ Howard Bailey

Howard Bailey Chief Financial Officer (Principal Financial and Accounting Officer)

Exhibit Index

Exhibit Index	Description

4.11	Amendment No. 2, dated April 1, 2004, to Series A-2 Preferred Stock Purchase Agreement dated as of November 19, 2003 by and among Occam Networks, Inc. and the investors.

99.1	Press release of the Registrant dated April 2, 2004 regarding the closing of the series A-2 preferred stock financing.